SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PENNICHUCK CORPORATION
(Name of Registrant as Specified in Its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PENNICHUCK CORPORATION 4 Water Street Nashua, New Hampshire 03061 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS Friday, April 23, 2004

To Our Shareholders:

      The Annual Meeting of Shareholders of Pennichuck Corporation ("Company") will be held at 3:00 p.m. on Friday, April 23, 2004, at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire for the following purposes:

(1)	To elect six Directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2004; and

(3)	To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on March 12, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your attention is directed to the attached Proxy Statement.

By Order of the Board of Directors,

RICHARD A. SAMUELS, ESQ. Secretary

Nashua, New Hampshire
March 24, 2004

WE URGE SHAREHOLDERS TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHTS TO VOTE AT THE MEETING IF THE PROXY IS REVOKED AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

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PENNICHUCK CORPORATION
4 Water Street
Nashua, New Hampshire 03061
______________________________

PROXY STATEMENT
for
2004 ANNUAL MEETING OF SHAREHOLDERS
to be held on
April 23, 2004
___________________________

About the Annual Meeting

      Why have I received these materials?

      This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about March 24, 2004. The proxy is being solicited by the Board of Directors of Pennichuck Corporation (referred to throughout this Proxy Statement as "Pennichuck" or the "Company" or "we" or "our") in connection with our Annual Meeting of Shareholders that will take place on Friday, April 23, 2004, at 3:00 p.m., and at any adjournment thereof. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

      A copy of our Annual Report to Shareholders for the year ended December 31, 2003 has also been mailed to you.

      Who is entitled to vote at the Annual Meeting?

      Holders of shares of common stock of Pennichuck as of the close of business on March 12, 2004, the record date for the meeting, will be entitled to receive notice of and to vote at the Annual Meeting. As of the record date, 2,396,340 shares of common stock were outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

      How do I vote my shares at the Annual Meeting?

      If you are a "record" shareholder of common stock (that is, if you hold common stock in your own name in Pennichuck's stock records maintained by our transfer agent, American Stock Transfer & Trust Company), you may complete and sign the accompanying proxy card and return it to Pennichuck or deliver it in person.

      "Street name" shareholders of common stock (that is, shareholders who hold common stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and follow the voting instructions on such form.

      Can I change my vote after I return my proxy card?

      Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a duly executed proxy bearing a later date. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting

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again prior to the time at which our voting facilities close. In any event, the later submitted vote will be recorded and the earlier vote revoked.

      What constitutes a quorum for purposes of the Annual Meeting?

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

      What vote is required to approve each proposal at the Annual Meeting?

      The election of Directors at the Annual Meeting requires the affirmative vote of a majority of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote on the proposal.

      The ratification of the appointment of PricewaterhouseCoopers LLP at the Annual Meeting requires the affirmative vote of a majority of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote on the proposal. A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

      If you hold your shares in "street name" through a broker or other nominee, shares represented by "broker non-votes" will be counted in determining whether there is a quorum but will not be counted as votes cast on such matters.

How does the Board recommend that I vote my shares?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

*	FOR the Directors' proposal to elect the six nominees as Directors of Pennichuck; and
*	FOR the Directors' proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for Pennichuck for the year ending December 31, 2004.

      With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of Pennichuck. At the date of this Proxy Statement, the Board of Directors had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

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Who will bear the expense of soliciting proxies?

      Pennichuck will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our Directors, officers and employees. We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

Is there any information that I should know about future annual meetings?

      Shareholder Proposals

      Any shareholder who intends to present a proposal for inclusion in the proxy statement for the 2005 Annual Meeting of Shareholders (the "2005 Annual Meeting") must deliver the proposal to the Company Secretary at Four Water Street, P. O. Box 448, Nashua, New Hampshire 03061-0448 in writing not later than November 26, 2004, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2005 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on February 9, 2005, and advise shareowners in the 2005 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on February 9, 2005. Notices of intention to present proposals at the 2005 Annual Meeting should be addressed to Corporate Secretary, Pennichuck Corporation, Four Water Street, P. O. Box 448, Nashua, New Hampshire 03061-0448.

CORPORATE GOVERNANCE, BOARD AND COMMITTEE MEMBERSHIP

      As of the date of this proxy statement, the Board of Directors consists of eleven persons; three members of the current Board also presently serve as executive officers of the Company and one member of the current Board served as interim Chief Executive Officer for the Company during fiscal 2003. Consistent with the Federal Sarbanes-Oxley Act and its implementing regulations, the revised listing standards of Nasdaq applicable to the Company, and recent trends in corporate governance generally, the Board has worked to materially increase the proportion of Directors on the Board who satisfy the standards of an independent director under such rules and regulations. In conjunction with this effort, the membership of the Board has been substantially restructured. In particular, Stephen J. Densberger, Executive Vice President, and Charles J. Staab, Vice President, Chief Financial Officer and Treasurer of the Company, have tendered their resignations as members of the Board of Directors effective at the 2004 Annual Meeting. Each of Mr. Densberger and Mr. Staab was first elected by the shareholders to the Board of Directors in 1986 and every three years thereafter; ordinarily their terms of office would expire at the 2005 Annual Meeting. Each of Mr. Densberger and Mr. Staab will continue as executive officers of the Company and certain of its subsidiaries following the Annual Meeting. As set forth under "Election of Directors" in this Proxy Statement, the Board of Directors has recently appointed two persons to the Board, Michelle L. Chicoine and Steven F. Bolander, each of whom has not been and is not presently employed by or have any direct or indirect material relationship with the Company, and who are thus intended to satisfy the standards of independence evidenced in the revised Nasdaq listing standards and in the Sarbanes-Oxley Act and its implementing regulations.

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The membership of the current committees of the Board of Directors is also materially impacted by the independence standards noted above that require certain of the standing committees of the Board to be comprised of independent directors. The membership and functions of each such Committee, namely the Audit Committee, the Compensation and Benefits Committee, and the Nominating Committee, is discussed below.

Audit Committee

      The Audit Committee is presently comprised of Messrs. Keller and Bellavance, Ms. McCarthy and Ms. Chicoine. The Audit Committee is responsible for the oversight of the integrity of the Company's financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, and other significant financial matters. The charter of the Audit Committee is attached to this proxy statement as Appendix A. The Audit Committee met five times during fiscal 2003. The Board of Directors has determined in its business judgment that each of the members of the Audit Committee is independent under the applicable Nasdaq listing standards and the Sarbanes-Oxley Act and the rules promulgated thereunder. The Board of Directors has also determined in its business judgment that each of Robert P. Keller, Chairman, and Michelle L. Chicoine, are qualified as audit committee financial experts within the meaning of applicable regulations of the Securities and Exchange Commission.

Compensation and Benefits Committee

      The Compensation and Benefits Committee, comprised of Messrs. Clough, Keller and Kreick, met three times during 2003. The Compensation and Benefits Committee is charged generally (i) to establish the Company's executive compensation program, (ii) to monitor the operation of the Company's qualified noncontributory, defined benefit pension plan and the Company's 401k Savings Plan for Employees and the performance of the trustee and administrator of these Plans, and to recommend changes to the Board, as and when appropriate, and (iii) to administer the Company's 1995 and 2000 Stock Option Plans. The Board of Directors has determined in its business judgment that each of Messrs. Clough and Keller are independent under the applicable Nasdaq listing standards and the Sarbanes-Oxley Act and the rules promulgated thereunder. With respect to John Kreick, who served as interim Chief Executive Officer of the Company for a portion of fiscal 2003 and thus does not satisfy the express independence standards set forth in such rules and regulations, the Board determined, in accordance with such rules and regulations and in its business judgment, that in view of the exceptional circumstances surrounding his service as an employee, his continued membership on the Compensation Committee was in the best interests of the shareholders and the Company.

Nominating Committee

      The Nominating Committee, comprised of Mr. Bellavance, Ms. McCarthy and Ms. O'Neill, met two times during 2003. The Nominating Committee is charged generally with identifying individuals qualified to become members of the Board of Directors and recommending to the Board the director nominees for election at the next annual meeting of shareholders and/or for interim director appointments to the Board. The Committee also recommends to the Board the director candidates for each committee of the Board of Directors for appointment by the Board. The Board of Directors has determined in its business judgment that each of the members of the Nominating Committee is independent under the applicable Nasdaq listing standards and the Sarbanes-Oxley Act and the rules promulgated thereunder. The Nominating Committee has adopted a Charter governing its mission, membership and duties and

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responsibilities; a copy of the Charter for the Nominating Committee can be accessed electronically at the Company's website at www.pennichuck.com.

      The Nominating Committee will consider nominees recommended by Company shareholders provided that the recommendations are made in accordance with the procedures set forth herein. Shareholder's nominees that comply with these procedures will receive the same consideration that the Committee's prospective nominees receive. Shareholders desiring to nominate persons for election as Directors at next year's annual meeting must notify the Company not fewer than 120 days before the first anniversary of the date that the proxy statement for the preceding year's annual meeting was first sent to shareholders. Pennichuck's 2004 Proxy Statement was first sent to shareholders on March 24, 2004. Thus, in order for any such nomination to be timely for next year's annual meeting, it must be received not later than November 26, 2004. A shareholder who wishes to recommend a prospective nominee for the Board should notify, within the time frame set forth above, the Company's Secretary or any member of the Nominating Committee, in writing at the Company's mailing address, with whatever supporting material the shareholder considers appropriate. The Nominating Committee will consider whether to nominate such person in accordance with criteria set forth in the Charter, including:

*	the potential nominee's experience;
*	the independence of the potential nominee under applicable law and regulations;
*	the ability of the potential nominee to represent the interests of the shareholders of the Company;
*	the potential nominee's integrity, commitment and judgment;
*

the potential nominee's availability to dedicate time and energy to the performance of his or her duties, taking into account the number of other boards he or she sits on in the context of the needs of the Board of Directors and the Company;

*	the extent to which the potential nominee contributes to the overall expertise and skills appropriate for the Board of Directors; and
*	such other factors relative to the overall composition of the Board as the Committee shall determine to be relevant at the time.

      The Company retained a third party search firm in fiscal 2003 to assist in the identification of persons qualified to serve as chief executive officer to replace interim chief executive officer John Kreick. Donald L. Correll was appointed as President, Chief Executive Officer and as a Director following such search. As a result of the work of the search firm and discussions amongst members of the Board of Directors and the Nominating Committee, Ms. Chicoine and Mr. Bolander were identified and recommended by the Nominating Committee based on their knowledge of such individual's qualifications to serve as a Director of the Company.

Contacting the Board of Directors

      Any shareholder who desires to contact Pennichuck's Chairman or the other members of the Board of Directors may do so by writing to: Board of Directors, Pennichuck Corporation, 4 Water Street, Nashua, New Hampshire 03061. Communications received in writing are distributed to the Chairman or other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting or auditing matters are received, they will be forwarded to the Chairman of the Audit Committee for review.

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GENERAL DISCLOSURES

Security Ownership of Certain Beneficial Owners

      To the best knowledge of Pennichuck, the following is the only person(s) or entity to beneficially own more than 5% of the outstanding shares of our common stock as of December 31, 2003:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% Common Stock Outstanding(2)

Banknorth Investment (1) Management Group 143 North Main Street Concord, New Hampshire 03301	139,112	5.6%

____________________
(1)

The Banknorth Investment Management Group claims sole power to vote or to direct the vote over 6,063 shares; shared power to vote or to direct the vote over 133,049 shares; sole power to dispose or to direct the disposition of 72,303 shares; and shared power to dispose or to direct the disposition of 66,809 shares.

(2)

Calculation of percentage is based upon a total of 2,485,778 shares, which total includes shares outstanding and entitled to vote of 2,396,140 plus 89,638 shares which have not been issued but which may be issued within 60 days of December 31, 2003 if persons having rights to exercise stock options within such period exercise such rights.

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Security Ownership of Management

      To the best knowledge of Pennichuck, the following table sets forth information as of March 12, 2004 with respect to outstanding shares of our common stock beneficially owned by each nominee and Director, the executive officers named in the Executive Compensation table below, and by all nominees, Directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(4)	% of Common Stock Out- standing (if more than 1%)(3)

Joseph A. Bellavance (4)	11,692	-
Steven F. Bolander	-
Michelle L. Chicoine	-
Charles E. Clough	24,353	-
Donald L. Correll	15,100
Stephen J. Densberger (4)(5)	32,589	1.3%
Bonalyn J. Hartley (4)(5)	17,893	-
Robert P. Keller	2,411	-
John R. Kreick (4)	721	-
Hannah M. McCarthy (4)	732	-
Martha E. O'Neill	12,200	-
Charles J. Staab (4)(5)	26,834	1.1%
Donald L. Ware (5)	21,022	-

All Directors and executive officers as a group (13 persons) (4)(5)	165,547	6.59%

____________________
(1)	No information is provided with respect to Maurice L. Arel, an executive officer during a portion of 2003, as such information is not readily available to the Company.
(2)

Shares beneficially owned means shares over which a person exercises sole or shared voting or investment power or shares of which a person has the right to acquire beneficial ownership within 60 days of March 12, 2004. Unless otherwise noted, the individuals and group above have sole voting and investment power with respect to shares beneficially owned.

(3)

Calculation of percentages is based upon a total of 2,510,878 shares, which total includes shares outstanding and entitled to vote of 2,396,340 plus 114,538 shares which have not been issued but which may be issued within 60 days of March 12, 2004 if persons having rights to exercise stock options within such period exercise such rights.

(4)

The individuals and group noted above have sole voting and investment power with respect to shares beneficially owned, except as stated in Note (5) below and except that voting and investment power is shared as follows: Mr. Bellavance - 3,965 shares, Mr. Densberger - 9,589 shares, Ms. Hartley - 2,893 shares, Mr. Kreick - 721 shares, Ms. McCarthy - 732 shares and Mr. Staab - 3,168 shares.

(5)

Includes shares subject to unexercised stock options previously granted which officers have a right to acquire within 60 days of March 12, 2004. Mr. Correll holds options to acquire 15,000 shares, Mr. Densberger holds options to acquire 20,000 shares, Ms. Hartley holds options to acquire 15,000 shares, Mr. Staab holds options to acquire 17,000 shares and Mr. Ware holds options to acquire 18,594 shares.

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ELECTION OF DIRECTORS

General

      Our Board of Directors is divided into three classes, each class serving for three years, with one class being elected each year. The Board presently consists of eleven members, with two members resigning as of the date of the Annual Meeting, following which the Board will consist of nine members. In particular, Donald L. Correll, President and Chief Executive Officer, was appointed to the Board of Directors in August 2003 for a term expiring at the 2004 Annual Meeting; Michelle L. Chicoine was appointed to the Board in January 2004 for a term expiring at the 2004 Annual Meeting; and, Steven F. Bolander was appointed to the Board in March 2004 for a term expiring at the 2004 Annual Meeting. Stephen J. Densberger, Executive Vice President and a Director of the Company since 1986, has resigned from the Board effective at the 2004 Annual Meeting. Charles J. Staab, Vice President, Treasurer and Chief Financial Officer of the Company and a Director since 1986, has also resigned from the Board effective at the 2004 Annual Meeting.

      The Board has nominated the following individuals, all incumbent Directors, for election to the Board of Directors for the following terms (i) John R. Kreick, Martha E. O'Neill and Michelle L. Chicoine, each for election to a three-year term expiring at the Annual Meeting of Shareholders in 2007; (ii) Steven F. Bolander, for election to a two-year term expiring at the Annual Meeting of Shareholders in 2006; and (iii) Charles E. Clough and Donald L. Correll, each for election to a one-year term expiring at the Annual Meeting of Shareholders in 2005.

      The Board of Directors recommends a vote FOR the election of the six nominees as Directors of the Company.

Information as to Nominees and Continuing Directors

      Unless otherwise directed in the proxy, each proxy executed and returned by a shareholder will be voted FOR the election of the six nominees. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. All nominees have indicated to the Company their willingness to be nominated as Directors and to serve as Directors if elected. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as a Director if elected.

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The following table sets forth information concerning the persons nominated to serve on the Board of Directors and concerning the other Directors continuing in office beyond the Annual Meeting.

Nominees(1)	Age	Director of Company Since	Year Present Term Will Expire	Position With Company

Steven F. Bolander	59	2004	2004	-

Michelle L. Chicoine	48	2004	2004	-

Charles E. Clough	73	1968	2004	-

Donald L. Correll	53	2003	2004	President and Chief Executive Officer

John R. Kreick	59	1998	2004	Chairman

Martha E. O'Neill	46	1998	2004	-

Continuing Directors (1)

Hannah M. McCarthy	57	1994	2005	-

Joseph A. Bellavance	64	1983	2006	-

Robert P. Keller	66	1983	2006	-

____________________
(1)

All nominees and continuing Directors are also Directors of the Company's wholly owned subsidiaries, Pennichuck Water Works, Inc. and The Southwood Corporation. Mr. Correll is also a director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc.

      The business experience of each of the above nominees, continuing Directors and of the executive officers of the Company during the last five years, and certain other pertinent information, is as follows:

Nominees for Election at this Annual Meeting

      Steven F. Bolander-Mr. Bolander is Dean of the University of New Hampshire's Whittemore School of Business and Economics, a position he has held since July 2000. He holds a Doctor of Business Administration degree from Kent State University, a Master of Business Administration degree from the University of Colorado, and a Bachelor of Science in Chemistry degree from Iowa Wesleyan College. Mr. Bolander was previously affiliated with Colorado State University and Baldwin-Wallace College.

      Michelle L. Chicoine-Ms. Chicoine is the Chief Financial Officer at St. Paul's School, a private preparatory high school located in Concord, New Hampshire. She is a graduate of the University of Rhode Island and a Certified Public Accountant. Ms. Chicoine recently served as Executive Vice President and Director of EnergyNorth, Inc.; she also served as President and Chief Operating Officer of

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EnergyNorth Natural Gas, Inc. and as Vice Chairman and Chief Executive Officer of EnergyNorth Propane, Inc. Ms. Chicoine is a former Trustee of the University System of New Hampshire, and has served as the President of the New Hampshire Society of Certified Public Accountants and the Chairman of the Greater Manchester Family YMCA.

      Charles E. Clough-Mr. Clough is the retired Chairman of Nashua Corporation. He holds a Master of Business Administration degree from the Amos Tuck School of Business and was affiliated with Nashua Corporation from 1957 until 1995. Mr. Clough also serves as a Director of Hitchiner Manufacturing Company, Inc. of Milford, New Hampshire.

      Donald L. Correll-Mr. Correll is the President and Chief Executive Officer of Pennichuck Corporation and of each of its wholly-owned subsidiaries other than Pennichuck Water Service Corporation. He received his Bachelor of Science degree from The Pennsylvania State University and a Masters in Business Administration degree from New York University Graduate School of Business. Mr. Correll served from 1991 to 2001 as Chairman, Chief Executive Officer and President of United Water Resources, then one of the largest investor owned water utilities in the United States, until its sale to Suez. He currently serves as a Director of Interchange Financial Services Corporation, a Commissioner of the New Jersey Water Supply Authority, and a member of the Board of Advisors of Underground Solutions, Inc.

      John R. Kreick-Dr. Kreick served as interim Chief Executive Officer of the Company from April 2, 2003 until August 4, 2003. He previously served as President of Sanders Associates and as a Vice President of the Lockheed Martin Corporation from January 1988 until March 1998. Dr. Kreick received his Bachelor of Science degree in physics from the University of Michigan in 1965. As a Rackman graduate fellow, he worked at the University's Space Physics Research Laboratory and received his Masters of Science degree in physics in 1966. He received his Ph.D. in theoretical physics from the University of Michigan in 1969 and he holds eight patents in infrared and electro-optical technology. Dr. Kreick is Director of EMS Technology; a Director of Navigator Technology Ventures; a Trustee of Rivier College; and a Trustee of Southern New Hampshire Regional Medical Center. He has also served on numerous Department of Defense panels and committees. He has been the Chairman of the Board of Draper Labs since October 2001. In 1993, Dr. Kreick received the Electronic Warfare Association's highest award-the Gold Medal of Electronic Warfare and is a recipient of Aviation Week magazine's Aerospace Laurels Award for his long-term contributions to electronic warfare.

      Martha E. O'Neill-Ms. O'Neill has been practicing as an attorney with the law firm of Clancy & O'Neill, P. A. in Nashua since 1982. She is a graduate of Wellesley College and Georgetown University Law Center. Ms. O'Neill serves on the Rivier College Board of Trustees, Mary A. Sweeney Home Board of Trustees, Charles H. Nutt Surgical Hospital Board, the Boys & Girls Club of Greater Nashua, Inc. Charitable Foundation Board of Trustees, the Currier Museum of Art Advisory Council and the Southern New Hampshire Medical Center Board of Trustees.

Directors with Terms Expiring in 2005

      Hannah M. McCarthy-Ms. McCarthy is President of Daniel Webster College in Nashua, New Hampshire, a position that she has held since June, 1980. She earned her B.A. at Simmons College, and has done graduate work at Rivier College and New Hampshire College. Ms. McCarthy serves as a Director of the New Hampshire Post-Secondary Education Commission, the New Hampshire College and University Council, the Boys & Girls Club of Nashua and the New Hampshire Charitable Foundation.

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Directors with Terms Expiring in 2006

      Joseph A. Bellavance-Mr. Bellavance is President and General Manager of Bellavance Beverage Company, Inc. and President of Bellavance Realty Corporation, both of Nashua. He received his Bachelor of Science degree in Business Administration from the University of New Hampshire. He is a Director of the New Hampshire Wholesale Beverage Association, "New Hampshire The Beautiful," and a member of the American Legion and the Nashua Rotary Club.

      Robert P. Keller-Mr. Keller is a Certified Public Accountant. In November 2003, he became managing director of Triumph Investment Fund, LP (a community bank private equity fund) located in Bedford, New Hampshire. From March 2002 until May 2003, he was Chairman and Chief Executive Officer of InStar Services Group, Inc. (a nationwide provider of insurance restorations and reconstruction services), headquartered in Fort Worth, Texas. From June 1995 to June 2001, he served as President and Chief Executive Officer of Dartmouth Capital Group, Inc. and President and Chief Executive Officer of Eldorado Bancshares, Inc. (bank holding companies); and, as Chairman, President and Chief Executive Officer of Eldorado Bank of Laguna Hills, California and Chairman and Chief Executive Officer of Antelope Valley Bank of Lancaster, California.

Executive Officers

      Stephen J. Densberger-Mr. Densberger is Executive Vice President of the Company and has been affiliated with the Company since 1974. Mr. Densberger was the Treasurer of the Company from 1978 to 1983. Mr. Densberger serves as President and a director of Pennichuck Water Service Corporation. He is also a director of Pittsfield Aqueduct Company, Inc. and of Pennichuck East Utility, Inc. Mr. Densberger is a graduate of Assumption College and he holds a Master of Business Administration degree from the Whittemore School of Business and Economics of the University of New Hampshire. He is an active member and past President of the New Hampshire Water Works Association and past President of the New England Water Works Association. He is a Councilor on the N. H. Department of Environmental Services Water Council and a former alderman in the City of Nashua. Mr. Densberger is 53 years old.

      Charles J. Staab-Mr. Staab is Vice President, Treasurer and Chief Financial Officer of the Company and has been Treasurer since 1983. Mr. Staab also serves as Vice President and Treasurer of Pennichuck Water Works, Inc. and The Southwood Corporation. He is Treasurer and a director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. He holds a Master of Business Administration degree from Rivier College and is a Certified Public Accountant. He is a member of the Finance Committee of the National Association of Water Companies, a member of the Board of Directors of the Nashua YMCA and the Area Agency of Nashua. He is a past director of the Nashua Children's Association, the United Way of Greater Nashua, Home Health & Hospice Care and former President of the Northern New England chapter of the Financial Executives Institute. Mr. Staab is 54 years old.

      Bonalyn J. Hartley-Ms. Hartley has been with the Company since 1979 and was elected Vice President-Administration of the Company, Pennichuck Water Works, Inc. and The Southwood Corporation in 2001. Formerly, she served as Vice President-Controller for the Company and its subsidiaries. She is also Vice President - Administration and a director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. She is a graduate of Rivier College with a Bachelor of Science Degree in Business Management. Ms. Hartley serves as a Trustee and Chairman of the Southern New Hampshire Medical Center and as a Trustee and Chairman of the Community


Hospice Home Endowment Committee. She is also a director of the New England Chapter of the National Association of Water Companies and a member of the New England Water Works Association. She is a joint owner of Lakeview Antique Center, LLC. Ms. Hartley is 59 years old.

      Donald L. Ware-Mr. Ware is Vice President of Engineering for the Company and Senior Vice President, Operations and Chief Engineer for Pennichuck Water Works, Inc. He is also a Vice President and director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. He joined the Company in April 1995. Prior to joining the Company, Mr. Ware was the general manager of the Augusta Water District in Augusta, Maine. He holds a Bachelor of Science degree in Civil Engineering from Bucknell University and is a licensed professional engineer in New Hampshire, Massachusetts and Maine. He also holds a Masters in Business Administration from the Whittemore Business School at the University of New Hampshire. Mr. Ware is 47 years old.

Director Attendance

      During the year ended December 31, 2003, the Board of Directors of the Company held sixteen meetings. Each Director nominee and continuing Director attended 75% or more of the total of the number of meetings of the Board of Directors and the number of meetings of all committees of the Board on which he or she served. As a general matter, members of the Board of Directors are expected to attend the Company's annual meetings. At Pennichuck's 2003 annual meeting of shareholders, all members of the Board and nominees for election to the Board were present except for Hannah M. McCarthy, who was unable to attend due to a scheduling conflict.

Compensation of Directors

      Each of the non-executive members of the Board of Directors of the Company currently receives a fee of $8,000 annually. Additionally, each non-executive Board member receives $600 for each Board and committee meeting they attend while each Committee chairman also receives an additional $1,500 annually. Directors who are also salaried employees of the Company do not receive any separate compensation for services as a Director of the Company or of its subsidiaries.

REPORT OF THE AUDIT COMMITTEE

The principal purposes of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities, relating to:

*	the integrity of the Company's financial statements,

*	the Company's compliance with legal and regulatory requirements,

*	the independent auditor's qualifications and independence, and

*	the performance of the Company's independent auditors.

      The Board of Directors, in its business judgment, has determined that all members of the Audit Committee, named below, are "independent" as required by applicable Nasdaq listing standards and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee acts under


a written charter adopted and approved by the Board of Directors. A copy of the Charter, amended and restated in March 2004, is attached to this proxy statement as Appendix A.

      The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Committee discusses these matters with the Company's independent auditors and with appropriate Company financial personnel. The Audit Committee appoints the independent auditors and reviews periodically their performance and independence from management.

      Management has primary responsibility for the preparation, presentation and integrity of the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

      The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles, and discuss with the Audit Committee any issues they believe should be raised with the Committee.

      This year, the Committee reviewed the Company's audited financial statements with management, including a discussion of the quality of the accounting principles applied and significant judgments made affecting those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Committee also met with PricewaterhouseCoopers LLP, the Company's independent auditors for the fiscal year ended December 31, 2003, to discuss the firm's judgment of the quality of those principles as applied. We have also discussed such matters amongst the Committee members themselves.

      The Committee has received and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Committee has also discussed with PricewaterhouseCoopers LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Robert P. Keller (Chairman) Joseph A. Bellavance Hannah M. McCarthy Michelle L. Chicoine

      The foregoing "Report of the Audit Committee" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and beneficial owners of more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission ("SEC"). Generally, these persons must file such reports at the time they first become subject to Section 16(a) reporting, and thereafter following a change in ownership, if any. Officers, Directors and such greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. The Company is required by SEC regulation to identify in its proxy statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from each of such persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with on a timely basis.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

Executive Officers

      The following table sets forth information for the fiscal years ended December 31, 2003, 2002 and 2001 concerning the compensation paid to the Chief Executive Officer(s) and the other executive officers ("Named Executive Officers") for services performed in all capacities.

SUMMARY COMPENSATION TABLE

Long-Term Compensation

		Annual Compensation			Securities
Name and Principal	Fiscal Year				Underlying	All Other
Position	End Dec. 31	Salary	Bonus (1)	Other (2)	Options (3)	Compensation (4)

Donald L. Correll President and Chief Executive Officer	2003	$100,000	$23,630	-	30,000	$10,828

John R. Kreick Chief Executive Officer	2003	$ 99,954	$ 0	-	-	-

Maurice L. Arel President and Chief Executive Officer	2003 2002 2001	$ 97,236 $222,500 $213,125	$ 0 $ 0 $71,044	- - -	- 4,000 8,000	$41,007 $44,464 $46,722

Stephen J. Densberger, Executive Vice President	2003 2002 2001	$131,346 $124,999 $118,985	$ 0 $ 0 $25,151	- - -	4,000 2,500 4,000	$ 6,261 $ 5,809 $ 5,892

Charles J. Staab, Vice President, Treasurer and Chief Financial Officer	2003 2002 2001	$120,960 $115,115 $106,602	$ 0 $ 0 $20,780	- - -	2,500 2,500 4,000	$ 5,430 $ 5,271 $ 5,218

Bonalyn J. Hartley, Vice President, Administration	2003 2002 2001	$112,245 $104,844 $ 96,842	$ 0 $ 0 $19,293	- - -	2,000 2,500 4,000	$ 4,245 $ 4,654 $ 4,442

Donald L. Ware, Vice President, Engineering	2003 2002 2001	$123,227 $106,900 $ 95,135	$ 0 $ 0 $19,283	- - -	4,000 2,500 4,000	$ 4,872 $ 4,423 $ 4,152

____________________
(1)		Bonus awards for services rendered during such year and paid in the following year.
(2)

No information is given with respect to other compensation paid to or distributed in kind where such compensation did not exceed the lesser of $50,000 or 10% of the total reported salary and bonus for the named officer.

(3)

In conjunction with the commencement of his employment with the Company, Mr. Correll received a grant of 30,000 options to acquire shares of common stock. This option grant vests over a three-year period, with one third or 10,000 options vesting at the end of calendar year 2003 and an additional one third or 10,000 options vesting at the end of each calendar year thereafter.

(4)

For the fiscal year ended December 31, 2003, for Mr. Correll includes (i) the cost to the Company for the purchase of a term life insurance policy ($8,520) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($2,308). For the fiscal years ended December 31, 2003, 2002 and 2001, respectively, for Mr. Arel includes (i) the cost to the Company for the

(footnotes continued on following page)


purchase of a term life insurance policy ($-0-, $8,466 and $8,393), (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($2,901, $5,597 and $6,473) and (iii) Company contributions to insurance premium paid with respect to Insurance Funded Deferred Compensation Agreement ($29,640, $30,401 and $31,856). For fiscal years ended December 31, 2003, 2002 and 2001, respectively, for Mr. Densberger includes (i) the cost to the Company for the purchase of a term life insurance policy ($2,321, $1,304 and $1,304) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($3,940, $4,505 and $4,588). For fiscal years ended December 31, 2003, 2002 and 2001, respectively, for Mr. Staab includes (i) the cost to the Company for the purchase of a term life insurance policy ($1,870, $1,261 and $1,261) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($3,560, $4,010 and $3,957). For fiscal years ended December 31, 2003, 2002 and 2001, respectively, for Ms. Hartley includes (i) the cost to the Company for the purchase of a whole life insurance policy ($878, $930 and $930) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($3,367, $3,724 and $3,512). For fiscal years ended December 31, 2003, 2002 and 2001, respectively, for Mr. Ware includes (i) the cost to the Company for the purchase of a term life insurance policy ($1,175, $638 and $632) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($3,697, $3,785 and $3,520).

____________________

Stock Option Grants During the Fiscal Year Ended December 31, 2003

      The following table sets forth information concerning the grant of stock options to acquire shares of the Company's common stock under the 2000 Stock Option Plan to the Chief Executive Officer(s) and the Named Executive Officers during the fiscal year ended December 31, 2003.

	Individual Grants (1)

	Number of Securities Underlying	Percent of Total Options Granted to Employees	Exercise		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Options	in Fiscal	Price	Expiration
Name	Granted	Year	($/Share)	Date	5%	10%

Donald L. Correll	30,000	60%	$24.10	Aug. 4, 2013	$454,691	$1,152,276
John R. Kreick	-	8%	-	-	-	-
Maurice L. Arel	-	-	-	-	-	-
Stephen J. Densberger	4,000	-	$26.85	Oct. 3, 2013	$67,544	$171,168
Charles J. Staab	2,500	5%	$26.85	Oct. 3, 2013	$42,215	$106,980
Bonalyn J. Hartley	2,000	4%	$26.85	Oct. 3, 2013	$33,772	$ 85,584
Donald L. Ware	4,000	8%	$26.85	Oct. 3, 2013	$67,544	$171,168

____________________
(1)

The exercise price of the options granted is equal to the fair market value of the Company's common stock on the date of grant. Except for Mr. Correll, the options are exercisable on the date of the grant and expire ten years thereafter. Mr. Correll's options vest over a three year period, with one third or 10,000 options vesting at the end of calendar year 2003 and an additional one third or 10,000 options vesting at the end of each calendar year thereafter.

(2)

Potential realizable values are calculated on the assumption that the market value of the underlying stock increases from the date of grant at an annualized rate of return of 5% and 10% compounded annually for the ten-year term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.


Stock Option Exercises and Fiscal Year End Values

      The following table sets forth information concerning the exercise of stock options by the Chief Executive Officer(s) and the named Executive Officers during the fiscal year ended December 31, 2003, and the number and the fiscal year end value of unexercised options held by the Chief Executive Officer(s) and the Named Executive Officers at December 31, 2003. The value realized on the shares acquired on exercise is the difference between the exercise price and the fair market value on the date of exercise. The value of unexercised, in-the-money options at December 31, 2003, is the difference between its exercise price and the fair market value of the underlying stock on such date. These values have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of Company common stock on the date of exercise.

	Shares		Number Of Unexercised Options At Fiscal Year End		Value of Unexercised In-the-Money Options At Fiscal Year End(1)
	Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Donald L. Correll	-	-	10,000	20,000	$42,000	$84,000
John R. Kreick	-	-	-	-	-	-
Maurice L. Arel (2)	-	-	-	-	-	-
Stephen J. Densberger	3,000	$52,225	16,500	-0-	$85,980	-0-
Charles J. Staab	-	-	15,000	-0-	$83,805	-0-
Bonalyn J. Hartley	-	-	12,500	-0-	$57,980	-0-
Donald L. Ware	-	-	14,594	-0-	$62,059	-0-
____________________
(1)	The closing price of the Company's common stock as reported on the Nasdaq National Market System on December 31, 2003 was $28.30 per share and is used in calculating the value of unexercised options.
(2)	Mr. Arel's employment with the Company terminated in May 2003 at which time his existing options terminated.

Pension Plan

      The Company maintains a qualified, non-contributory defined-benefit pension plan for all qualifying employees of the Company and its subsidiaries. In general, the pension plan provides for monthly payments to or on behalf of each covered employee based upon such employee's career averaged annual compensation prior to retirement and the employee's covered years of service. Directors who are not employees are not eligible to participate in the plan. The pension plan includes optional early retirement benefits, provided a participant has attained age 55 and has completed ten or more years of covered service. Under the pension plan, the Company makes an annual contribution for the benefit of eligible employees computed on an actuarial basis. All contributions to the fund and expenses of administering the fund are paid by the Company.


      The following table shows the estimated annual benefits payable under the pension plan for specified averaged career salaries and covered years of service. Benefits shown in the table are computed on a straight life annuity basis and are not subject to any deduction for Social Security or other offset amounts.

Annual Pension Benefit Based on Years of Service (1)

	Estimated Annual Pension Benefit Based on Service of
Career Averaged
Salary	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years

$ 60,000	$ 7,000	$14,000	$18,800	$23,300	$27,800	$32,700
80,000	9,300	18,700	24,900	31,000	37,300	43,700
100,000	11,700	23,500	31,200	38,900	46,700	54,700
120,000	14,000	28,000	37,300	46,900	56,100	65,400
140,000	16,300	32,700	43,700	54,500	65,100	75,300
160,000	18,700	37,300	49,700	61,700	73,000	83,500
180,000	21,000	42,000	55,500	67,900	79,700	91,500
200,000	23,300	46,700	60,000	73,200	86,400	99,600
____________________
(1)	Calculation of Normal Retirement Benefit at age 65.

      Years of service at December 31, 2003 and 2003 compensation covered by the pension plan, for the Chief Executive Officer(s) and the Named Executive Officers: Mr. Correll, 0 years, $100,000; Mr. Arel, 19 years, $97,326; Mr. Densberger, 29 years, $131,346; Mr. Staab, 20 years, $120,960; Ms. Hartley, 25 years, $112,245; and Mr. Ware, 8 years, $123,227. Pursuant to the provisions of the pension plan, these covered compensation figures represent total cash compensation received during 2003 (including salary plus bonus for services rendered during 2002) and therefore may differ from the salary reported in the Cash Compensation Table set forth above. Mr. Kreick does not participate in this plan.

Executive Agreements

      Maurice L. Arel. Mr. Arel served as President and Chief Executive Officer of the Company and its principal subsidiaries, Pennichuck Water Works, Inc., The Southwood Corporation and Pennichuck Water Service Corporation, until April 2, 2003, and his employment with the Company and its subsidiaries terminated in May 2003. Mr. Arel was a party to two compensation arrangements with the Company: a 1995 Employment Agreement and a 1994 Insurance Funded Deferred Compensation Agreement (the "Deferred Compensation Agreement").

      Mr. Arel's Employment Agreement provided for a continuously renewing three-year term and for the payment of a base salary as well as participation in any bonus and incentive compensation, stock option and employee benefit programs available to the Company's executive officers, together with life insurance in the amount of four (4) times his annual salary. See "Executive Compensation-Summary of Cash and Certain Other Compensation" above. Under the Employment Agreement, if the Company terminated Mr. Arel's employment other than for "cause" (as defined below) or within six (6) months of an event constituting a "change of control," he would be entitled to a severance payment equal to two (2) times his then current salary and fringe benefits.


      The Deferred Compensation Agreement was designed to provide Mr. Arel with supplemental benefits such that, subject to the terms and conditions thereof, upon retirement he would receive a payment which, together with funds available under the Company's defined benefit pension plan annuity, the annuity value of the Company's contributions to Mr. Arel's 401(k) plan and fifty percent (50%) of his projected social security benefits, would equal at least sixty percent (60%) of the average of his last three years' annual base salary compensation. The supplemental retirement payments would continue for Mr. Arel's lifetime, and for up to 10 years thereafter to his designated beneficiary. Under the Deferred Compensation Agreement, the Company purchased and in general agreed to maintain during Mr. Arel's lifetime a Company-owned cash value life insurance policy. As of December 31, 2003, the annual supplemental retirement benefit that would be payable was approximately $57,000.

      In the event of a termination by the Company of Mr. Arel's employment for cause, the Company would have no further obligation under the Deferred Compensation Agreement. For purposes of that agreement (and Mr. Arel's Employment Agreement), "cause" would exist if Mr. Arel were subject to a finding by the Board of Directors that (a) with respect to his actions or failure to act concerning the Company and its affairs, he has been personally dishonest, engaged in willful misconduct or fraud, breached a fiduciary duty involving personal profit, or willfully violated any law, rule, regulation or cease and desist order, or (b) he has intentionally failed to perform the duties reasonably assigned to him.

      As the Company has disclosed in its 2003 Annual Report on Form 10-K and elsewhere, the Company is the subject of a pending investigation by the New Hampshire Bureau of Securities Regulation (the "Bureau") and the Securities and Exchange Commission (the "SEC"). Among other things, the Bureau and the SEC have alleged that in Note A to the Company's 1998 financial statements, the Company improperly disclosed Mr. Arel's purchase of a home from a real estate joint venture affiliate of the Company as having been "on the same terms which would be given to any independent third-party". The Company's Board of Directors determined in 2003, however, that Mr. Arel's home purchase in fact was not on such terms. The Company believes that Mr. Arel received a benefit in the range of $50,000 to $75,000 in connection with that purchase.

      The Company is in negotiations with the Bureau and the SEC regarding a proposed settlement of the investigations and also is engaged in negotiations with Mr. Arel as to what amount, if any, he would contribute toward any monetary payment required as part of such settlement. Pending a resolution of the regulatory investigations, the Company has not made any supplemental retirement payment to Mr. Arel under the Deferred Compensation Agreement. The cessation of Mr. Arel's employment occurred without prejudice to any claim either he or the Company may have with respect to the Employment Agreement and the Deferred Compensation Agreement, including but not limited to the circumstances under which Mr. Arel's employment terminated. If a settlement with Mr. Arel is not achieved in connection with the Bureau and the SEC investigations, the Company believes that it could assert that Mr. Arel is not entitled to any payment under the Deferred Compensation Agreement or the Employment Agreement. There can be no assurance, however, that the Company would ultimately prevail if it contested Mr. Arel's right to some or all of the benefits under those agreements.

      Donald L. Correll. In August 2003, the Company and Donald L. Correll entered into an Employment Agreement pursuant to which Mr. Correll serves as President and Chief Executive Officer of the Company and its subsidiaries, Pennichuck Water Works, Inc., Pennichuck East Utility, Inc., Pittsfield Aqueduct Company, Inc. and The Southwood Corporation. Mr. Correll's Employment Agreement provides for an initial three-year term; commencing on the second anniversary thereof, and each annual


anniversary thereafter, this Agreement may be extended by the Board of Directors for a subsequent two-year term. The Employment Agreement provides for the payment of a base salary as well as participation in any bonus and incentive compensation, stock option and employee benefit programs available to the Company's executive officers, together with life insurance in the amount of four (4) times his annual salary. The amount of Mr. Correll's bonus for fiscal 2003 services only is fixed under his Employment Agreement. See "Executive Compensation-Summary of Cash and Certain Other Compensation" above. In the event the Company terminates Mr. Correll's employment other than for "cause," he will be entitled to a severance payment equal to the greater of (i) his then current salary and fringe benefits for the remaining term of the Agreement, or (ii) his then current salary and fringe benefits for a twelve-month period. For purposes of Mr. Correll's Agreement, "cause" would exist if Mr. Correll is subject to a finding by the Board of Directors that (a) with respect to his actions or failure to act concerning the Company and its affairs, he has been personally dishonest, engaged in willful misconduct or fraud or breached a fiduciary duty, or (b) he has intentionally failed to perform the duties reasonably assigned to him. In the event Mr. Correll's employment is terminated by the Company within twelve (12) months of an event constituting a "change of control," he will be entitled to a severance payment equal to the greater of (i) his then current salary and fringe benefits for the remaining term of the Agreement, or (ii) his then current salary and fringe benefits for a twenty-four (24) month period. A "change of control" is defined as (i) an acquisition by any individual, entity or group of beneficial ownership of 51% or more of the voting power of the Company's securities entitled to vote for the election of directors; (ii) a merger or consolidation which results in the Company's then existing shareholders holding less than 50% of the outstanding voting stock of the surviving corporation in the merger; (iii) a change in the composition of a majority of the Company's Board of Directors which is not supported by the then current Board of Directors; or (iv) the sale or other transfer of all or substantially all of the assets of the Company to a non-affiliated third party; provided however that the sale, whether voluntary or pursuant to the exercise of the power of eminent domain, of one or more of the Company's water utilities only, but not of all of the assets of the Company or its subsidiaries, does not constitute a change of control under this Agreement. The exception in clause (iv) of the change of control definition was intended by the Company's Board of Directors to avoid a situation in which an eminent domain proceeding could lead to a change of control payment to Mr. Correll even though at the time the Company would continue to have businesses or other assets which the Board would desire Mr. Correll to manage; in addition, the commencement of eminent domain proceedings was a known possibility when Mr. Correll's Employment Agreement was negotiated and thus a change of control payment to him was deemed not warranted in the interests of the shareholders in the event of a taking by eminent domain or the sale of one or more of the Company's water utilities only.

      Messrs. Densberger, Staab and Ware and Ms. Hartley are each party to a Change of Control Agreement with the Company intended to ensure continuity in the management of the Company in the event of a 'change of control' of the Company. Each such agreement provides for a continuously renewing three-year term and for the payment of the respective executive's then current base salary and continuation of health and life insurance benefits for a twelve month period upon the occurrence of both (a) a change of control and (b) a termination of employment or substantial reduction or alteration in the executive's responsibility, authority or compensation for reasons other than good cause. For purposes of these agreements, a change of control is deemed to have occurred if (i) any person or group acting in concert acquires fifty-one percent (51%) or more of the Company's voting power, (ii) a merger or share exchange occurs which results in the Company's shareholders holding less than fifty percent (50%) of the total voting power after such transaction, (iii) there is a change in the majority of the Board of Directors of the Company other than by nominations approved by the then current Board of Directors, or (iv) there shall be a sale or other transfer of all or substantially all of the assets of the Company or its subsidiaries to a non-affiliated party.


Certain Relationships and Related Party Transactions

      The Company intends to enter into a lease arrangement with HECOP III, LLC for certain office space located in Merrimack, New Hampshire to serve as the Company's headquarters. The Company's wholly-owned subsidiary, the Southwood Corporation, holds a fifty percent (50%) ownership interest in HECOP III, LLC; the remaining ownership interests are held by John Stabile, who is also the holder of ownership interests in several other joint ventures with the Southwood Corporation. The terms of this lease arrangement were reviewed and approved by the Company's Audit Committee.

Code of Ethics for Financial Professionals

      The Company has adopted a Code of Ethics for Financial Professionals applicable to the principal executive officer and all persons serving in a finance, accounting, treasury, tax or investor relations role. The Code of Ethics sets forth standards designed to deter wrongdoing and to promote honest and ethical conduct by such persons, including the avoidance of conflicts of interest, protection of confidential information, and compliance with applicable laws and regulations. A copy of the Code of Ethics for Financial Professionals is available at the Company's website, www.pennichuck.com.

Equity Compensation Plans

      The following table summarizes information, as of December 31, 2003, relating to the equity compensation plans of the Company pursuant to which equity securities of the Company are authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	109,838	$23.04	141,501
Equity compensation plans not approved by security holders (2)	-0-	-	No express number set by plan (2)

Total	109,838	$23.04	141,501

____________________
(1) These plans are the Company's 1995 Stock Option Plan and the 2000 Stock Option Plan.
(2)

The Company adopted a Deferred Compensation Program for Directors of Pennichuck Corporation in 1987, as amended in 1997 (the "Plan"). The Plan enables directors to defer receipt of all or part of their annual retainer and meeting fees until the individual ceases to be a director or upon age 70, if earlier. Participating directors under the plan have the option of (1) deferring receipt of such fees, with interest accruing thereon based on the Company's average cost of money for its short term borrowings, or (2) converting such fees on a semi-annual basis into common share equivalents

(footnotes continued on following page)


based on the closing bid price of the Company's common stock on the conversion date, with dividends credited to the participant on such unit share equivalents and similarly converted into additional common share equivalents. Upon termination of the deferral period, participating directors receive a distribution consisting either of the full amount of cash and interest accrued to his/her account or shares of restricted common stock of the Company equal to the number of unit share equivalents so accumulated. No directors are presently participating in this Plan. The plan does not provide for a maximum number of shares of common stock that may be issued under the Plan.

____________________

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

General

      The Compensation and Benefits Committee of the Board of Directors (the "Compensation Committee") is comprised of three members of the Board of Directors. The Compensation Committee is responsible for establishing the Company's executive compensation program, including matters relating to the grant of options to purchase Company stock and any performance-based compensation for Company executives, subject to the concurrence of the Board of Directors.

Compensation Philosophy

      The Compensation Committee aims to ensure that the Company's executive compensation program enables the Company to attract, retain, motivate and reward the talented executives it needs to advance the short- and long-term interests of shareholders and maintain a leadership position within the water utility industry. The Committee retained independent consultants in 2001 to conduct an analysis of the Company's compensation program and to advise them whether the total compensation opportunity available to Company executives is competitive with the median remuneration received by those in positions of similar responsibilities in other comparable companies; the Committee has determined to retain other independent consultants in 2004 to similarly advise them of the relative comparability of the Company's compensation program.

      The Compensation Committee's intent is to motivate its senior executives to achieve the Company's goals of providing its customers with high quality, cost-effective, reliable water services; managing the Company's real estate and other water service related activities; and providing the Company's shareholders with a market-based return on their investment.

      Toward that end, the compensation program:

*	Provides compensation levels that are competitive with those provided by companies with which the Company may compete for executive talent.
*

Motivates senior executives to meet and exceed certain corporate financial goals and to achieve the Company's strategic business initiatives, and rewards them in the form of incentive compensation for the Company's achievements.

*	Creates a strong link between stockholder and financial performance in the form of equity compensation for the Company's executive officers.


Compensation Program

      The compensation program for the Company's executive officers is comprised of a base salary, an annual incentive opportunity and a long-term equity incentive opportunity. Executive officers may also participate in the Company's Savings Plan for Employees and other benefit plans generally available to all levels of salaried employees.

      Base Salary

      The President, with the concurrence of the Compensation Committee, annually sets the salary for each executive officer other than himself based on the assessment of that executive officer's responsibilities, performance and accomplishments over the prior years and the established goals and objectives for that executive for the upcoming year.

      The performance of each executive officer is reviewed annually. The Compensation Committee reviews and approves all executive officer salary adjustments as recommended by the President. The Compensation Committee reviews the President's performance and establishes his base salary.

      Incentive Compensation

      The Compensation Committee has established an annual incentive bonus program that provides an opportunity to earn an annual cash incentive award when certain corporate financial goals are achieved. Cash bonuses for executive officers are paid once a year in the year following the fiscal year for which the stated goals were met. The Committee established an incentive compensation goal for the Company's executive officers for the 2003 fiscal year based on the achievement of certain earnings per share and return on equity in that year. None of the executive officers of the Company received an incentive cash award for 2003 services because of the Company's failure to achieve the established financial targets in fiscal 2003; as discussed below, Mr. Correll did receive an additional payment for 2003 services in accordance with his Employment Agreement. None of the executive officers of the Company received an incentive cash award for 2002 services because of the Company's failure to achieve the established financial target in fiscal 2002. Annual incentive awards attributed to the executive officers in the prior 2001 fiscal year, based on goals exceeded in that year, are shown in the Summary Compensation Table of this Proxy Statement.

      Equity-Based Program

      The Company's equity-based awards consist principally of stock options that are granted from time to time under the Company's stock option plans and are designed to align management interests with those of the shareholders. The Committee bases grants of equity-based awards on various factors, including each executive officer's ability to contribute to the Company's future success and the other elements of such officer's compensation. The exercise price of stock options is equal to the fair market value of the stock when granted, and will result in a gain for the executive only in the event of an appreciation in the stock price. The Compensation Committee believes that stock options enable the Company to compete in the marketplace for executive talent and further align the interests of executives with those of the shareholders. Except as discussed below with respect to Mr. Correll, the Company's stock options generally vest fully on the date of grant, immediately tying the executive to the Company's stock performance.


President's Compensation

      Mr. Arel's compensation for fiscal 2003 consisted of a base salary and an annual incentive bonus opportunity for corporate financial goals achieved in 2003. When determining the components of Mr. Arel's compensation for fiscal 2003, the Compensation Committee gave consideration to the compensation paid to the chief executive officer's of other similarly sized publicly owned companies in comparable industries, taking into account the performance of both the Company's water-utility segment and Mr. Arel's particular responsibility over the real estate development segment. Mr. Arel did not receive an incentive compensation bonus in 2003 for 2002 services. He did not receive any incentive stock options under the Company's option plans in 2003. On April 2, 2003, Mr. Arel ceased to be the President and Chief Executive Officer of the Company and its subsidiaries, and his employment with the Company and its subsidiaries terminated in May 2003.

      Mr. Kreick served as interim Chief Executive Officer for the Company from April 2003 to August 2003. Mr. Kreick was paid the sum of $25,000 per month as compensation for his services as interim Chief Executive Officer, a sum deemed reasonable under the circumstances of his temporary employment. Mr. Kreick did not receive any bonus or incentive stock options or other benefits in connection with his employment.

      Mr. Correll became President and Chief Executive Officer of the Company in August 2003. His compensation for fiscal 2003 is governed by his Employment Agreement and consists of a base salary, an additional fixed cash payment, and equity compensation in the form of stock options. When determining the components of Mr. Correll's compensation for fiscal 2003 as set forth in the Agreement, the Compensation Committee gave consideration to the compensation paid to chief executive officers of other similarly sized publicly owned companies in comparable industries, taking into account his accumulated years of experience in the water utility industry. In addition to his base salary, Mr. Correll's Employment Agreement provides for an additional payment to him of twenty three percent (23%) of his base salary pro rated for the fiscal year 2003 only. He also received a grant of non qualified options to acquire 30,000 shares of common stock under the Company's option plans in connection with the commencement of his employment, with an exercise price based on the fair market value of the stock on the date of grant; these options vest in three segments, with one third or 10,000 options vesting at end of calendar year 2003, and an additional one third vesting at the end of each of the next two fiscal years.

      The Internal Revenue Code generally imposes a limitation on the deduction for federal income tax purposes of compensation paid in any one year, subject to certain specified exceptions. The Company's policy is to have all compensation fully deductible. Given the level of compensation paid to the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, the deduction limitation is presently inapplicable to the Company. The Company will address this limitation if and when it becomes applicable to the Company's compensation program.

Respectfully submitted, Charles E. Clough (Chairman) Robert P. Keller John R. Kreick


      The foregoing "Report of the Compensation and Benefits Committee" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPARATIVE STOCK PERFORMANCE

      The following graph provides a comparison of the yearly cumulative total shareholder return on the common stock of the Company for the last five years with the yearly cumulative total return on the Standard & Poor's 500 Index and the average yearly cumulative total return of an industry peer group over the same period, assuming a $100 investment on December 31, 1998. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during applicable years. Historical stock performance during this period may not be indicative of future stock performance.

Company Name/Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Pennichuck Corporation	100	157.39	141.64	185.25	204.41	206.62
S&P 500 Index	100	121.04	110.02	96.95	75.52	97.18
Peer Group*	100	84.53	108.19	139.59	145.83	186.21

____________________
*

The Peer Group companies consist of American States Water Co., American Water Works, Inc., Artesian Resources Corporation, BIW Ltd., California Water Service Group, Connecticut Water Service Inc., Middlesex Water Company, Pennichuck Corporation, Philadelphia Suburban Corporation, SJW Corporation, Southwest Water Company and The York Water Company.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Ratification of Appointment of Independent Accountants

      The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent accountants for the Company for the fiscal year ending December 31, 2004, subject to ratification of the shareholders. The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company to audit the books and accounts of the Company for the fiscal year ending December 31, 2004. No determination has been made as to what action the Audit Committee and the Board of Directors would take if the shareholders do not ratify the appointment. Representatives of PricewaterhouseCoopers LLP, the Company's independent accountants for the fiscal year ended December 31, 2003, are expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement, should they desire to do so, and are expected to be available to respond to questions.

      Arthur Andersen LLP served as the Company's independent accountants for the fiscal year ended December 31, 2001. On March 26, 2002, the Company determined not to renew the engagement of Arthur Andersen LLP, and to appoint PricewaterhouseCoopers LLP as its new independent accountants, subject to ratification of the Company's shareholders at its 2002 annual meeting of shareholders. The determination not to renew the engagement of Arthur Andersen LLP and to retain PricewaterhouseCoopers LLP was approved by the Board of Directors upon recommendation of its Audit Committee. Arthur Andersen was dismissed effective as of March 31, 2002.

      Arthur Andersen LLP's reports on the Company's financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's fiscal year ended December 31, 2001, and the subsequent interim period through March 26, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. None of the reportable events described under Item 304 (a)(1)(v) of Regulation S-K occurred within the Company's fiscal year ended December 31, 2001 and the subsequent interim period through March 26, 2002.

      During the Company's fiscal year ended December 31, 2001, and the subsequent interim period through March 26, 2002, the Company did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

Fees Paid to PricewaterhouseCoopers LLP

      The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003 and December 31, 2002, and fees billed for audit-related services, tax services and all other services rendered during those periods.

Fee Category	Fiscal 2003	Fiscal 2002

	(in thousands)

Audit Fees (1)	$148,041	$121,095
Audit-Related Fees (2)	-	7,700
Tax Fees (3)	9,700	9,600
All Other Fees (4)	25,200	7,000

Total Fees	$182,941	$145,395

____________________
(1)

Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports. For fiscal 2003, also includes fees billed for Section 404 compliance services required by the Sarbanes-Oxley Act and its implementing regulations.

(2) Audit-Related Fees consist of fees billed for professional services related to the merger agreement with Philadelphia Suburban Corporation.
(3) Tax fees consist of fees billed for professional services related to federal tax planning and consultation.
(4)

All other fees consist of fees for all products and services other than those reported above. For fiscal 2003, includes fees, costs and expenses arising from regulatory investigations. For fiscal 2002, includes fees for valuation services for disclosure of stock options in the Company's financial statements.

All audit services, audit-related services, tax services and other services for fiscal 2003 were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing function

ANNUAL REPORT ON FORM 10-K

      The Company's Annual Report on Form 10-K is available without charge upon request from our Shareholder Relations department at Pennichuck Corporation, Four Water Street, P.O. Box 448, Nashua, New Hampshire 03061-0448, Attention: Shareholder Relations; Telephone No. (603) 882-5191.

OTHER MATTERS

      The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items set forth in this Proxy Statement. The enclosed proxy confers upon each person entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with his or her best judgment with respect to any other matters which may properly be presented for action at the meeting.

Appendix A

AUDIT COMMITTEE CHARTER of PENNICHUCK CORPORATION

      The Audit Committee of Pennichuck Corporation (the "Company") is a standing committee of the Board of Directors (the "Board"). The Committee shall be comprised of at least three directors, each of whom:

1.

is "independent" in the judgment of the Board of Directors under the rules of the Nasdaq Stock Market, Inc., except as permitted by Nasdaq rule and other applicable laws and regulations (including the Sarbanes-Oxley Act of 2002);

2.	does not accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board; and
3.	is not an "affiliate" of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

      All members of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication.

      Members shall be appointed by the Board based on nominations recommended by the Company's Nominating Committee and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Purposes

      The principal purposes of the Audit Committee are to:

1.

assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the independent auditors; and

2.	prepare an audit committee report as required by the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statements.

      The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulation. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management's assessment of the effectiveness of internal control over financial reporting commencing in the fiscal year


beginning on or after January 1, 2005, as the case may be, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

      The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two (2) fiscal years for each of the following categories of services rendered by the independent auditors:

1.

the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements;

2.

assurance and related services not included in clause 1. that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service;

3.	tax compliance, tax-advice and tax planning services, in the aggregate and by each service; and
4.	all other products and services rendered by the independent auditors, in the aggregate and by each service.

Committee Duties and Responsibilities To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

1.	with respect to the independent auditors,

(i)

to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee provided that the auditor appointment shall be subject to shareholder approval;

(ii)

to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

(iii) to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non audit services to be provided by the independent auditors;
(iv)

to discuss with the independent auditors any relationships between the independent auditors and the Company that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

(v)

to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements which would include all alternative treatments within generally accepted accounting


principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences;

	(vi)	to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;
(vii)

to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself;

	(viii)	to review and approve all related party transactions of the Company; and
	(ix)	to take into account the opinions of management in assessing the independent auditor's qualifications, performance and independence;

2.	with respect to accounting principles and policies, financial reporting and audit control over financial reporting,
(i)

to advise management and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)

to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in Statement on Auditing Standards No. 61 ("SAS 61") (as codified by AU Section 380), as it may be modified or supplemented or other professional standards including reports and communications related to:

		*	deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;
		*	consideration of fraud in a financial statement audit;
		*	detection of illegal acts;
		*	the independent auditor's responsibility under generally accepted auditing standards;
		*	any restriction on audit scope;
		*	significant accounting policies;
		*	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;
		*	management judgments and accounting estimates;
		*	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);
		*	the responsibility of the independent auditors for other information in documents containing audited financial statements;
		*	disagreements with management;
		*	consultation by management with other accountants;

	*	major issues discussed with management prior to retention of the independent auditors;
	*	difficulties encountered with management in performing the audit;
	*	the independent auditor's judgments about the quality of the entity's accounting principles; and
	*	reviews of interim financial information conducted by the independent auditors;

(iii)	to meet with management and the independent auditors:

	*	to discuss the scope of the annual audit;
*

to review and discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K;

*

to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management or the independent auditors, relating to the Company's financial statements;

*

to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

	*	to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;
	*	to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and
*

to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv)

to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

(v)

to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)

to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii)

to discuss with the Company's general or outside counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

	(viii)	to discuss and review the type and presentation of information to be included in earnings press releases;
	(ix)	to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;
(x)

to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

(xi)

to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules or otherwise; and

	(xii)	to establish hiring policies for employees or former employees of the independent auditors;

3.	with respect to reporting and recommendations,

	(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;
	(ii)	to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors;
(iii)

to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

(iv)

to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.


Committee Structure and Operations

      The Board shall designate one member of the Committee as its chairperson. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately on a periodic basis with management and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believes should be discussed privately. The Committee shall meet in executive session at least twice a year. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Delegation to Subcommittee

      The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Resources and Authority of the Audit Committee

      The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

      The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.

compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	compensation of any advisors employed by the Audit Committee; and
3.	ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

ANNUAL MEETING OF SHAREHOLDERS OF

PENNICHUCK CORPORATION

April 23, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE						[x]

1. To elect the following nominees for director (except as marked below):
		NOMINEES:		FOR	AGAINST	ABSTAIN
[ ]	FOR ALL NOMINEES	O Steven F. Bolander O Michelle L. Chicoine O Charles E. Clough O Donald L. Correll O John R. Kreick O Martha E. O'Neill	2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ending December 31, 2004.	[ ]	[ ]	[ ]

[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES

[ ]	FOR ALL EXCEPT (See instructions below)

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL NUMBER 2.

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●	WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE.

A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL NUMBER 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

[ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

Signature of Shareholder_____________		Date:______	Signature of Shareholder_____________		Date:______
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PENNICHUCK CORPORATION

PROXY FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FRIDAY, APRIL 23, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
AND SHOULD BE RETURNED AS SOON AS POSSIBLE

      The undersigned having received notice of the 2004 Annual Meeting of Shareholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Charles E. Clough and John R. Kreick, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the 2004 Annual Meeting of Shareholders of PENNICHUCK CORPORATION (the "Company") to be held on Friday, April 23, 2004 at 3:00 p.m., local time, at the Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

      In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

14475
